The Howard Hughes Corporation, 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, TX 77380 HowardHughes.com 281.719.6100 Supplemental Information Three Months Ended December 31, 2020 NYSE: HHC Seaport District New York, NY Exhibit 99.2 The Woodlands Towers at the Waterway The Woodlands, TX 6100 Merriweather Columbia, MD

HowardHughes.com 281.719.6100 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission ("SEC") on February 25, 2021. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

HowardHughes.com 281.719.6100 3 Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 18 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 19 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 20 Statements of Operations 9 Under Construction Properties 16 Acquisitions / Dispositions 21 Income Reconciliations 10 Seaport District Operating Performance 17 Master Planned Community Land 22 Ward Village Condominiums 23 Other/Non-core Assets 24 Debt Summary 25 Property-Level Debt 26 Ground Leases 28 Restructuring Expenses 29 Impact of COVID-19 30 Definitions 31 Reconciliations of Non-GAAP Measures 32

Company Profile - Summary & Results

Company Overview - Q4 2020

Exchange / Ticker	NYSE:	HHC
Share Price - December 31, 2020	$	78.93
Diluted Earnings / Share	$	(0.12)
FFO / Diluted Share	$	0.73
Core FFO / Diluted Share	$	0.99
AFFO / Diluted Share	$	0.86

Operating Portfolio by Region



From Wall St. to Waikiki
110 N WACKER
CHICAGO
SEAPORT
DISTRICT
NEW YORK
LANDMARK
VIRGINIA
SUMMERLIN
LAS VEGAS
DOWNTOWN
COLUMBIA
MARYLAND
WARD VILLAGE
HAWAII
RIVERWALK
NEW ORLEANS
HOUSTON MPC's

Recent Company Highlights

HOUSTON, Dec. 8, 2020 (PRNewswire) - The Howard Hughes Corporation (HHC) announced the hiring of Nathaniel Milner as Vice President of E-Commerce & Logistics to spearhead the development of an innovative e-commerce platform for the relaunch of the historic Tin Building at the Seaport District in Lower Manhattan. An industry veteran with almost 20 years of executive-level experience in the e-commerce and culinary realm, Mr. Milner's customer-centric vision for the on-demand delivery experience combined with the global renown of chef Jean-Georges Vongerichten will further distinguish the 53,000-square-foot marketplace as a unique, new culinary experience.

HOUSTON, Dec. 1, 2020 (PRNewswire) - HHC announced the appointment of a new executive leadership team that will lead the continued growth of the company's acclaimed national portfolio of master planned communities (MPCs) and small cities. The company's Interim CEO, David R. O'Reilly, has been named Chief Executive Officer, and L. Jay Cross, the former President of Related Hudson Yards, has joined the company as its new President. Both appointments are effective immediately.

Q4 2020 MPC & Condominium Results

$ in millions



Woodlands/Woodlands Hills
2%
4Q20
MPC
EBT
$86.5M
Bridgeland
23%
Summerlin
75%



'A'ali'i
56%
4Q20
Condo
sales
9 units
Kō'ula
44%

Q4 2020 MPC EBT

Bridgeland	$	19.6
Columbia		(0.2)
Summerlin		65.1
Woodlands/Woodlands Hills		2.1
Total	**$**	**86.5**

Q4 2020 Condo Units Contracted (a)

Waiea	—
Anaha	—
'A'ali'i	5
Kō'ula	4
Total	**9**

(a) Excludes 19 units contracted in Q4 2020 at Victoria Place as construction has not yet commenced.

Howard Hughes.
HowardHughes.com 281.719.6100 4

Company Profile - Summary & Results (con't)

Q4 2020 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
17%
Projected
Stabilized
NOI
$11.0M
Multi-family
83%

Retail & Office S.F.	48,357
Multi-family Units	718
Hotel Keys	—
Other S.F. / Units	— / —
Projected Stabilized NOI $	11.0

Currently Unstabilized

$ in millions



Multi-family
36%
Retail
4%
Projected
Stabilized
NOI
$69.2M
Office
60%

Retail & Office S.F.	2,559,368
Multi-family Units	1,243
Hotel Keys	—
Other S.F. / Units	— / —
Projected Stabilized NOI $	69.2

Currently Stabilized

$ in millions



Other
8%
Hotel
10%
Projected
Stabilized
NOI
$284.6M
Office
45%
Retail
25%
Multi-family
12%

Retail & Office S.F.	7,968,400
Multi-family Units	2,597
Hotel Keys	909
Other S.F. / Units	135,801 / 1,356
Projected Stabilized NOI $	284.6

Total

$ in millions



Other
Hotel 6%
8%
Projected
Stabilized
NOI
$364.8M
Office
47%
Retail
21%
Multi-family
19%

Retail & Office S.F.	10,576,125
Multi-family Units	4,558
Hotel Keys	909
Other S.F. / Units	135,801 / 1,356
Projected Stabilized NOI $	364.8

Q4 2020 Operating Results by Property Type

Currently Under Construction

$ in millions



4Q20
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Retail
37%
4Q20
Unstabilized
NOI
$0.5M
Multi-family
63%

Currently Stabilized

$ in millions



Other
4%
4Q20
Stabilized
NOI
$47.3M
Office
65%
Retail
19%
Multi-family
12%

Total

$ in millions



Other
4%
4Q20
Total
NOI
$47.8M
Office
59%
Retail
19%
Multi-family
18%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI and other project information. See page 31 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

Howard Hughes.

HowardHughes.com 281.719.6100 5

Financial Summary

$ in thousands except share price and billions	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	YTD 2020	YTD 2019
Company Profile							
Share price (a)	$ 78.93	$ 57.60	$ 51.95	$ 50.52	$ 126.80	$ 78.93	$ 126.80
Market Capitalization (b)	$4.3b	$3.2b	$2.9b	$2.8b	$5.4b	$4.3b	$5.4b
Enterprise Value (c)	$7.6b	$6.5b	$6.5b	$6.3b	$9.3b	$7.6b	$9.3b
Weighted avg. shares - basic	55,571	55,542	55,530	43,380	43,190	52,522	43,136
Weighted avg. shares - diluted	55,571	55,585	55,530	43,380	43,356	52,522	43,308
Total diluted share equivalents outstanding	54,999	54,922	54,931	54,939	42,673	54,999	42,678
Debt Summary							
Total debt payable (d)	$ 4,320,166	$ 4,253,595	$ 4,439,153	$ 4,345,066	$ 4,138,618	$ 4,320,166	$ 4,138,618
Fixed-rate debt	$ 2,374,822	$ 2,387,189	$ 1,902,175	$ 1,906,187	$ 1,908,660	$ 2,374,822	$ 1,908,660
Weighted avg. rate - fixed	5.07 %	5.12 %	5.06 %	5.06 %	5.05 %	5.07 %	5.05 %
Variable-rate debt, excluding condominium financing	$ 1,725,461	$ 1,686,979	$ 2,411,620	$ 2,362,424	$ 2,199,241	$ 1,725,461	$ 2,199,241
Weighted avg. rate - variable	3.41 %	3.52 %	3.44 %	3.91 %	4.32 %	3.41 %	4.32 %
Condominium debt outstanding at end of period	$ 219,883	$ 179,427	$ 125,358	$ 76,455	$ 30,717	$ 219,883	$ 30,717
Weighted avg. rate - condominium financing	3.82 %	3.21 %	3.22 %	4.29 %	4.83 %	3.82 %	4.83 %
Leverage ratio (debt to enterprise value)	56.31 %	64.66 %	67.61 %	68.40 %	44.19 %	56.31 %	44.19 %

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes. HowardHughes.com 281.719.6100 6

Financial Summary (con't)

$ in thousands	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	FY 2020	FY 2019
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 87,916	$ 83,430	$ 81,004	$ 111,170	$ 93,639	$ 363,520	$ 391,044
Expenses	(42,166)	(47,508)	(42,007)	(53,264)	(48,414)	(184,945)	(187,638)
Company's Share NOI - Equity investees	1,362	2,315	1,836	5,961	2,123	11,474	10,943
Operating Assets NOI (a)	$ 47,112	$ 38,237	$ 40,833	$ 63,867	$ 47,348	$ 190,049	$ 214,349
Avg. NOI margin	54%	46%	50%	57%	51%	52%	55%
MPC Segment Earnings							
Total revenues	$ 112,436	$ 52,158	$ 68,913	$ 50,446	$ 170,739	$ 283,953	$ 386,781
Total expenses (b)	(49,938)	(23,150)	(32,061)	(23,813)	(73,886)	(128,962)	(189,550)
Interest (expense) income, net (c)	10,554	9,176	8,303	8,554	7,643	36,587	32,019
Equity in earnings in real estate and other affiliates	13,442	(1,563)	(2,968)	8,934	9,477	17,845	28,336
MPC Segment EBT (c)	$ 86,494	$ 36,621	$ 42,187	$ 44,121	$ 113,973	$ 209,423	$ 257,586
Seaport District Segment Income							
Revenues	$ 6,969	$ 4,214	$ 2,653	$ 8,736	$ 11,550	$ 22,572	$ 52,850
Expenses	(10,014)	(10,313)	(6,093)	(12,626)	(16,802)	(39,046)	(67,870)
Company's Share NOI - Equity investees	(124)	(106)	(305)	(376)	(325)	(911)	(710)
Seaport District NOI (d)	$ (3,169)	$ (6,205)	$ (3,745)	$ (4,266)	$ (5,577)	$ (17,385)	$ (15,730)
Avg. NOI margin	(45%)	(147%)	(141%)	(49%)	(48%)	(77%)	(30%)
Condo Gross Profit							
Condinium rights and unit sales	$ 958	$ 142	$ —	$ 43	$ 5,009	$ 1,143	$ 448,940
Condominium rights and unit cost of sales	(2,893)	(1,087)	(6,348)	(97,901)	(4,435)	(108,229)	(369,759)
Condo Net Income (e)	$ (1,935)	$ (945)	$ (6,348)	$ (97,858)	$ 574	$ (107,086)	$ 79,181

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the "Company" or "HHC") share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI.
(e) As a result of significantly lower available inventory, we closed on no condominium units during the twelve months ended December 31, 2020, The Company closed on a large number of units at Ke Kilohana and Ae'o in 2019, with no new condominium towers scheduled for completion in 2020. However, as highlighted on page 23 of this presentation, overall progress at our condominium projects remains strong. Additionally, during the first quarter of 2020, the Company recorded a $97.9 million charge for the estimated costs related to construction defects at the Waiea tower. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

Howard Hughes.
HowardHughes.com 281.719.6100 7

HowardHughes.com 281.719.6100 8 thousands except par values and share amounts FY 2020 FY 2019 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 1,687,519 $ 1,655,674 Buildings and equipment 4,115,493 3,813,595 Less: accumulated depreciation (634,064) (507,933) Land 363,447 353,022 Developments 1,152,674 1,445,997 Net property and equipment 6,685,069 6,760,355 Investment in real estate and other affiliates 377,145 121,757 Net investment in real estate 7,062,214 6,882,112 Net investment in lease receivable 2,926 79,166 Cash and cash equivalents 1,014,686 422,857 Restricted cash 228,311 197,278 Accounts receivable, net 7,437 12,279 Municipal Utility District receivables, net 314,394 280,742 Notes receivable, net 622 36,379 Deferred expenses, net 112,097 133,182 Operating lease right-of-use assets, net 56,255 69,398 Prepaid expenses and other assets, net 341,390 300,373 Total assets $ 9,140,332 $ 8,413,766 LIABILITIES Mortgages, notes and loans payable, net $ 4,287,369 $ 4,096,470 Operating lease obligations 68,929 70,413 Deferred tax liabilities 187,639 180,748 Accounts payable and accrued expenses 852,258 733,147 Total liabilities 5,396,195 5,080,778 Redeemable noncontrolling interest $ 29,114 $ — EQUITY Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $.01 par value; 150,000,000 shares authorized, 56,042,814 issued and 54,972,256 outstanding as of December 31, 2020, and 43,635,893 shares issued and 42,585,633 outstanding as of December 31, 2019 562 437 Additional paid-in capital 3,947,278 3,343,983 Accumulated deficit (72,556) (46,385) Accumulated other comprehensive loss (38,590) (29,372) Treasury stock, at cost, 1,070,558 and 1,050,260 shares as of December 31, 2020 and 2019 (122,091) (120,530) Total stockholders' equity 3,714,603 3,148,133 Noncontrolling interests 420 184,855 Total equity 3,715,023 3,332,988 Total liabilities and equity $ 9,140,332 $ 8,413,766 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 54,972 42,586 Dilutive effect of stock options (a) 27 88 Dilutive effect of warrants (b) — 4 Total diluted share equivalents outstanding 54,999 42,678 Balance Sheets (a) Stock options assume net share settlement calculated for the period presented. (b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Statements of Operations

thousands except per share amounts	Q4 2020	Q4 2019	FY 2020	FY 2019
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES				
Condominium rights and unit sales	$ 958	$ 5,009	$ 1,143	$ 448,940
Master Planned Communities land sales	96,991	153,145	233,044	330,146
Rental revenue	81,660	72,638	323,182	278,806
Other land, rental and property revenues	22,956	41,912	105,048	206,966
Builder price participation	11,136	11,457	37,072	35,681
Total revenues	213,701	284,161	699,489	1,300,539
EXPENSES				
Condominium rights and unit cost of sales	2,893	4,435	108,229	369,759
Master Planned Communities cost of sales	42,945	63,724	101,505	141,852
Operating costs	58,028	72,957	226,791	294,486
Rental property real estate taxes	8,590	8,276	52,815	36,861
Provision for (recovery of) doubtful accounts	1,055	(219)	6,009	(414)
Demolition costs	—	118	—	855
Development-related marketing costs	1,625	6,193	8,166	23,067
General and administrative	24,647	70,184	109,402	162,506
Depreciation and amortization	56,472	40,656	217,467	155,798
Total expenses	196,255	266,324	830,384	1,184,770
OTHER				
Provision for impairment	—	—	(48,738)	—
Gain (loss) on sale or disposal of real estate and other assets, net	13,710	(1,689)	59,942	22,362
Other income (loss), net	923	381	130	12,179
Total other	14,633	(1,308)	11,334	34,541
Operating income (loss)	32,079	16,529	(119,561)	150,310
Selling profit from sales-type leases	—	—	—	13,537
Interest income	460	2,101	2,368	9,797
Interest expense	(33,540)	(29,016)	(132,257)	(105,374)
Gain (loss) on extinguishment of debt	(3)	4,641	(13,169)	4,641
Equity in earnings (losses) from real estate and other affiliates	1,464	9,782	271,099	30,629
Income (loss) before income taxes	460	4,037	8,480	103,540
Income tax expense (benefit)	8,450	5,038	11,653	29,245
Net income (loss)	(7,990)	(1,001)	(3,173)	74,295
Net (income) loss attributable to noncontrolling interests	1,344	(99)	(22,981)	(339)
Net income (loss) attributable to common stockholders	$ (6,646)	$ (1,100)	$ (26,154)	$ 73,956
Basic income (loss) per share	**$ (0.12)**	**$ (0.03)**	**$ (0.50)**	**$ 1.71**
Diluted income (loss) per share	**$ (0.12)**	**$ (0.03)**	**$ (0.50)**	**$ 1.71**

Howard Hughes.
HowardHughes.com 281.719.6100 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

thousands except share amounts	Q4 2020	Q4 2019	FY 2020	FY 2019
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common shareholders	$ (6,646)	$ (1,100)	$ (26,154)	$ 73,956
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	55,205	38,454	210,836	147,777
(Gain) loss on sale or disposal of real estate and other assets, net	(13,710)	1,689	(59,942)	(22,362)
(Gain) on 110 North Wacker deconsolidation	—	—	(267,518)	—
Development management fees recognized at the time of 110 North Wacker deconsolidation	—	—	(15,353)	—
Selling profit from sales-type leases	—	—	—	(13,537)
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	4,977	(389)	14,686	5,479
Gain on 110 North Wacker deconsolidation	—	—	56,179	—
Development management fees recognized at the time of 110 North Wacker deconsolidation	—	—	3,224	—
Selling profit from sales-type leases	—	(460)	—	2,843
Impairment of depreciable real estate properties	—	—	48,738	—
Reconciling items related to noncontrolling interests	(1,344)	99	22,981	339
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	2,176	1,014	11,195	3,688
FFO	**$ 40,658**	**$ 39,307**	**$ (1,128)**	**$ 198,183**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	3	(4,641)	13,169	(4,641)
Severance expenses	592	26,054	2,650	29,144
Non-real estate related depreciation and amortization	1,267	2,202	6,631	8,021
Straight-line amortization	(2,594)	(1,107)	(4,786)	(7,364)
Deferred income tax (expense) benefit	9,641	4,627	10,827	27,816
Non-cash fair value adjustments related to hedging instruments	623	791	9,064	770
Share-based compensation	4,154	8,456	7,150	17,349
Other non-recurring expenses (development-related marketing and demolition costs)	1,625	6,311	8,166	23,922
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	(735)	89	(499)	190
Core FFO	**$ 55,234**	**$ 82,089**	**$ 51,244**	**$ 293,390**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (6,719)	$ (1,236)	$ (19,728)	$ (5,237)
Leasing commissions	(2,180)	(1,603)	(5,218)	(4,192)
Condominium inventory writedown	1,622	—	7,644	—
AFFO	**$ 47,957**	**$ 79,250**	**$ 33,942**	**$ 283,961**
FFO per diluted share value	**$ 0.73**	**$ 0.91**	**$ (0.02)**	**$ 4.58**
Core FFO per diluted share value	**$ 0.99**	**$ 1.90**	**$ 0.98**	**$ 6.77**
AFFO per diluted share value	**$ 0.86**	**$ 1.84**	**$ 0.65**	**$ 6.56**

Howard Hughes.

HowardHughes.com 281.719.6100 10

NOI by Region, excluding the Seaport District

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q4 2020 Occupied (#) Sq. Ft.	Q4 2020 Occupied (#) Units	Q4 2020 Leased (#) Sq. Ft.	Q4 2020 Leased (#) Units	Q4 2020 Occupied (%) Sq. Ft.	Q4 2020 Occupied (%) Units	Q4 2020 Leased (%) Sq. Ft.	Q4 2020 Leased (%) Units	Q4 2020 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	3,145,988	—	3,164,008	—	93 %	— %	94 %	— %	$ 82,022	$ 89,396	—
Office - Columbia	100 %	1,391,123	—	1,213,883	—	1,232,731	—	87 %	— %	89 %	— %	21,491	25,579	—
Office - Summerlin	100 %	532,428	—	519,960	—	523,325	—	98 %	— %	98 %	— %	13,631	13,800	—
Retail - Houston	100 %	420,527	—	339,978	—	341,351	—	81 %	— %	81 %	— %	10,011	13,273	—
Retail - Columbia	100 %	89,199	—	89,199	—	89,199	—	100 %	— %	100 %	— %	2,264	2,300	—
Retail - Hawaii	100 %	1,031,983	—	879,213	—	914,624	—	85 %	— %	89 %	— %	6,335	23,559	—
Retail - Summerlin	100 %	801,031	—	727,214	—	733,964	—	91 %	— %	92 %	— %	15,569	26,301	—
Retail - Other	100 %	264,473	—	216,033	—	229,831	—	82 %	— %	87 %	— %	(481)	6,501	—
Multi-Family - Houston (d)	100 %	22,971	1,389	17,322	1,162	17,322	1,213	75 %	84 %	75 %	87 %	12,624	19,800	—
Multi-Family - Columbia (d)	50 %	41,617	817	39,497	758	39,497	793	95 %	93 %	95 %	97 %	6,172	7,140	—
Multi-Family - Summerlin (d)	100 %	—	391	—	362	—	381	— %	93 %	— %	97 %	5,106	6,600	—
Hospitality - Houston (e)	100 %	—	909	—	305	—	—	— %	34 %	— %	— %	2,927	28,900	—
Self-Storage - Houston	100 %	—	1,356	—	1,232	—	1,248	— %	91 %	— %	92 %	823	823	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	6,881	12,347	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	7,003	8,368	—
Total Stabilized Properties (g)												**$ 192,378**	**$ 284,687**	—
Unstabilized Properties														
Office - Houston	100 %	595,618	—	164,146	—	182,017	—	28 %	— %	31 %	— %	$ (1,352)	$ 17,900	3.0
Office - Columbia	100 %	319,002	—	159,900	—	199,570	—	50 %	— %	63 %	— %	(1,026)	9,200	3.0
Office - Other	23 %	1,492,940	—	522,265	—	1,146,368	—	35 %	— %	77 %	— %	—	14,421	3.0
Retail - Columbia	100 %	10,700	—	—	—	10,700	—	— %	— %	100 %	— %	(2)	400	2.0
Retail - Houston	100 %	72,977	—	45,454	—	45,454	—	62 %	— %	62 %	— %	803	2,200	2.0
Multi-Family - Houston (d)	100 %	11,448	861	6,146	440	6,146	467	54 %	51 %	54 %	54 %	7,120	15,904	3.1
Multi-Family - Columbia (d)	100 %	56,683	382	—	212	—	236	— %	55 %	— %	62 %	4,069	9,162	3.0
Total Unstabilized Properties												**$ 9,612**	**$ 69,187**	**2.8**

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NOI by Region, excluding the Seaport District (con't)

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q4 2020 Occupied (#) Sq. Ft.	Q4 2020 Occupied (#) Units	Q4 2020 Leased (#) Sq. Ft.	Q4 2020 Leased (#) Units	Q4 2020 Occupied (%) Sq. Ft.	Q4 2020 Occupied (%) Units	Q4 2020 Leased (%) Sq. Ft.	Q4 2020 Leased (%) Units	Q4 2020 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Retail - Hawaii	100 %	48,357	—	—	—	1,688	—	— %	— %	3 %	— %	n/a	$ 1,918	2.7
Multi-Family - Houston (d)	100 %	—	718	—	—	—	—	— %	— %	— %	— %	n/a	9,057	3.5
Total Under Construction Properties												**n/a**	**$ 10,975**	**3.1**
Total/ Wtd. Avg. for Portfolio												**$ 201,990**	**$ 364,849**	**2.9**

(a) Includes our share of NOI for our joint ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2020 NOI were not annualized. Annualized Q4 2020 NOI also includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport District Est. stabilized yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Hospitality percentage occupied is the average for Q4 2020. As a result of COVID-19, our Hospitality assets were temporarily shut down beginning in March 2020, and were gradually reopened in a phased approach starting May 2020. Despite these reopenings, we continue to see declines in occupancy through the third quarter of 2020, compared to levels achieved prior to the impact of the pandemic.
(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between 4Q20 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

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Stabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Q4 2020 % Occ.	Q4 2020 % Leased	Annualized Q4 2020 NOI (a) (b)	Est. Stabilized NOI (a)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	92 %	97 %	$ 5,858	$ 5,900
Two Hughes Landing	Houston, TX	100 %	197,714	83 %	83 %	4,230	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	88 %	90 %	7,962	7,600
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	95 %	96 %	5,599	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,324	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	168	410
Lakefront North	Houston, TX	100 %	258,058	82 %	82 %	7,061	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	2,020	4,400
9303 New Trails	Houston, TX	100 %	97,967	80 %	80 %	1,359	1,800
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,376	2,376
3 Waterway Square	Houston, TX	100 %	232,021	96 %	96 %	5,438	6,500
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,509	6,856
1201 Lake Robbins Tower (c)	Houston, TX	100 %	805,993	100 %	100 %	24,507	25,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	48 %	48 %	611	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	898,054	85 %	87 %	12,979	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	68 %	68 %	145	1,402
One Mall North	Columbia, MD	100 %	96,977	94 %	96 %	1,879	1,947
One Merriweather	Columbia, MD	100 %	206,632	97 %	97 %	4,664	4,800
Two Merriweather	Columbia, MD	100 %	127,422	91 %	91 %	1,824	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,293	4,300
One Summerlin	Las Vegas, NV	100 %	206,279	94 %	96 %	6,196	5,700
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,142	3,800
Total Office			**5,296,599**			**$ 117,144**	**$ 128,775**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	80 %	80 %	$ 1,777	$ 2,097
Hughes Landing Retail	Houston, TX	100 %	125,798	85 %	85 %	3,240	4,375
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	546	550
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	87 %	87 %	1,492	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	66 %	68 %	977	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	76 %	76 %	1,459	2,013
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	78 %	299	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	221	270
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,264	2,300
Ward Village Retail	Honolulu, HI	100 %	1,031,983	85 %	89 %	6,335	23,559
Downtown Summerlin (d)	Las Vegas, NV	100 %	801,031	91 %	92 %	15,569	26,301
Outlet Collection at Riverwalk	New Orleans, LA	100 %	264,473	82 %	87 %	(481)	6,501
Total Retail			**2,607,213**			**$ 33,698**	**$ 71,934**

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Stabilized Properties - Operating Assets Segment (con't)

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2020 %Occ.(e) Rentable Sq. Ft.	Q4 2020 %Occ.(e) Units	Q4 2020 % Leased (e) Rentable Sq. Ft.	Q4 2020 % Leased (e) Units	Annualized Q4 2020 NOI (a) (b)	Est. Stabilized NOI (a)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	93 %	n/a	97 %	$ 1,864	$ 3,500
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	81 %	n/a	83 %	2,231	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	82 %	n/a	89 %	3,298	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	75 %	80 %	75 %	82 %	5,231	7,200
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	84 %	94 %	84 %	96 %	2,784	3,132
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	92 %	100 %	98 %	3,388	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	92 %	n/a	95 %	2,062	2,200
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	93 %	n/a	99 %	3,044	4,400
Total Multi-family (f)			**64,588**	**2,597**					**$ 23,902**	**$ 33,540**
Hotel										
Embassy Suites at Hughes Landing (g)	Houston, TX	100 %	—	205	n/a	55 %	n/a	n/a	$ 1,271	$ 5,600
The Westin at The Woodlands (g)	Houston, TX	100 %	—	302	n/a	28 %	n/a	n/a	(132)	9,600
The Woodlands Resort & Conference Center (g)	Houston, TX	100 %	—	402	n/a	27 %	n/a	n/a	1,788	13,700
Total Hotel			**—**	**909**					**$ 2,927**	**$ 28,900**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 278	$ 278
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,308	1,200
HHC 242 Self-Storage	Houston, TX	100 %	—	629	n/a	91 %	n/a	92 %	450	450
HHC 2978 Self-Storage	Houston, TX	100 %	—	727	n/a	91 %	n/a	92 %	373	373
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	2,104	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	1,888	1,864
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,949	1,662
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	963	1,100
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	522	523
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,724	3,724
Las Vegas Ballpark (g)(h)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,635	8,100
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	(1,487)	62
Total Other			**135,801**	**1,356**					**$ 14,707**	**$ 21,538**
Total Stabilized									**$ 192,378**	**$ 284,687**

(a) For Stabilized Properties, the difference between 4Q20 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2020 NOI were not annualized.
(c) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. 9950 Woodloch Forest Tower is an unstabilized property as of December 31, 2020. See page 15 for further details.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 41,606 sq. ft. of office space.
(e) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of December 31, 2020. Each Hotel property Percentage Occupied is the average for Q4 2020.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the respective businesses.
(h) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly-owned team, the Las Vegas Aviators.

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Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units

Project Name	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2020 %Occ.(a) Rentable Sq. Ft.	Q4 2020 %Occ.(a) Units	Q4 2020 % Leased (a) Rentable Sq. Ft.	Q4 2020 % Leased (a) Units	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q4 2020 NOI (b)	Est. Stabilized NOI (c)	Est. Stab. Date	Est. Stab. Yield
Office														
9950 Woodloch Forest Tower (d)(e)	Houston, TX	100 %	595,618	—	28 %	n/a	31 %	n/a	$ 144,000	$ 210,571	$ (1,352)	$ 17,900	2023	9 %
110 North Wacker (f)	Chicago, IL	23 %	1,492,940	—	35 %	n/a	77 %	n/a	16,078	16,078	—	14,421	2023	8 %
6100 Merriweather	Columbia, MD	100 %	319,002	—	50 %	n/a	63 %	n/a	108,360	138,221	(1,026)	9,200	2023	7 %
Total Office			**2,407,560**	**—**					**$ 268,438**	**$ 364,870**	**$ (2,378)**	**$ 41,521**		
Retail														
Creekside Park West	Houston, TX	100 %	72,977	—	62 %	n/a	62 %	n/a	$ 18,997	$ 20,777	$ 803	$ 2,200	2022	11 %
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	—	— %	n/a	100 %	n/a	3,050	6,530	(2)	400	2022	6 %
Total Retail			**83,677**	**—**					**$ 22,047**	**$ 27,307**	**$ 801**	**$ 2,600**		
Multi-family														
Juniper Apartments	Columbia, MD	100 %	56,683	382	— %	56 %	— %	62 %	$ 95,325	$ 116,386	$ 4,069	$ 9,162	2023	8 %
Lakeside Row	Houston, TX	100 %	—	312	n/a	88 %	n/a	91 %	44,881	45,587	2,533	3,875	2022	9 %
The Lane at Waterway (g)	Houston, TX	100 %	—	163	n/a	3 %	n/a	4 %	35,232	45,033	(117)	3,500	2022	8 %
Two Lakes Edge	Houston, TX	100 %	11,448	386	54 %	41 %	54 %	46 %	95,314	107,706	4,704	8,529	2024	8 %
Total Multi-family (h)			**68,131**	**1,243**					**$ 270,752**	**$ 314,712**	**$ 11,189**	**$ 25,066**		
Total Unstabilized									**$ 561,237**	**$ 706,889**	**$ 9,612**	**$ 69,187**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of December 31, 2020. Each Hotel property Percentage Occupied is the average for Q4 2020.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2020 NOI were not annualized.
(c) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(d) 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(e) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. 1201 Lake Robbins Tower is a stabilized property as of December 31, 2020, and 9950 Woodloch Forest Tower is unstabilized as Occidental Petroleum's lease in this building expired in the second quarter of 2020. Occidental Petroleum has leased 100% of 1201 Lake Robbins Tower through 2032. See page 13 for further details.
(f) 110 North Wacker was placed in service during the third quarter of 2020. The above represents only our membership interest and HHC's total cash equity requirement. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalized of the projects. It does not include the impact of the partnership distribution waterfall.
(g) Millennium Phase III Apartments was renamed The Lane at Waterway.
(h) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

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Under Construction Projects - Strategic Developments Segment

in thousands except Sq. Ft. and units

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Retail											
'A'ali'i (c)	Honolulu, HI	100 %	11,570	— %	Under Construction	Q4 2018	2022	$ —	$ —	$ 637	— %
Kō'ula (c)	Honolulu, HI	100 %	36,787	5 %	Under Construction	Q3 2019	2023	—	—	1,281	— %
Total Retail			**48,357**					**$ —**	**$ —**	**$ 1,918**	

Project Name	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Creekside Park The Grove (d)	Houston, TX	100 %	360	$ 1,744	Under Construction	Q3 2019	2023	$ 29,890	$ 57,472	$ 4,697	8 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Under Construction	Q4 2020	2024	1,039	58,072	4,360	8 %
Total Multi-family			**718**					**$ 30,929**	**$ 115,544**	**$ 9,057**	
Total Under Construction								**$ 30,929**	**$ 115,544**	**$ 10,975**	

(a) Represents leases signed as of December 31, 2020, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(d) Creekside Park Apartments Phase II was renamed to Creekside Park The Grove.

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Seaport District Operating Performance

Q4 2020	Real Estate Operations (Landlord) (a)		Managed Businesses (b)		Events, Sponsorships & Catering Business (f)	Q4 2020 Total
$ in thousands	Historic District & Pier 17	Multi-Family (c)	Historic District & Pier 17 (d)	Tin Building (e)		
Revenues						
Rental revenue (g)	$ 1,141	$ 211	$ —	$ —	$ —	$ 1,352
Tenant recoveries	280	—	(12)	—	—	268
Other rental and property (expense) revenue	(39)	—	3,572	—	1,816	5,349
Total Revenues	1,382	211	3,560	—	1,816	6,969
Expenses						
Other property operating costs (g)	(4,414)	(181)	(4,329)	—	(1,214)	(10,138)
Total Expenses	(4,414)	(181)	(4,329)	—	(1,214)	(10,138)
Net Operating (Loss) Income - Seaport District (h)	$ (3,032)	$ 30	$ (769)	$ —	$ 602	$ (3,169)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	333,899	13,000 / 21	44,854	53,000	21,077	
Leased Sq. Ft. / units (i)	118,489	— / 20	44,854	53,000	21,077	
% Leased or occupied (i)	35 %	— % / 95 %	100 %	100 %	100 %	
Development (j)						
Development costs incurred	$ 538,513	$ —	$ —	$ 107,147	$ —	$ 645,660
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended December 31, 2020, our managed businesses include, among others, The Fulton, SJP by Sarah Jessica Parker, R17, Cobble & Co., Malibu Farm and Bar Wayo.
(c) Multi-Family represents 85 South Street which includes base level retail in addition to residential units..
(d) Includes our 90% share of NOI from Bar Wayō.
(e) Represents the marketplace by Jean-Georges. As a result of impacts related to COVID-19, there were delays in construction on the Tin Building, however construction is still on track for completion in the fourth quarter of 2021 with opening expected in early 2022.
(f) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 33 for the reconciliation of Seaport District NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

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HowardHughes.com 281.719.6100 18 (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended December 31, 2020 is found under Reconciliation of Non-GAAP Measures on page 34. (c) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. MPC Portfolio Master Planned Communities- Remaining Saleable Acres (a) Income Producing Assets - Stabilized and Unstabilized Commercial 22% Residential 78% Stabilized 100% Commercial 36% Residential 64% Unstabilized 9% Stabilized 91% Unstabilized 17% Stabilized 83% Commercial 100% $ in thousands Nevada Texas Maryland Total MPC Performance - 4Q20 & 4Q19 MPC Net Contribution (4Q20) (b) $ 57,026 $ 38,202 $ (229) $ 94,999 MPC Net Contribution (4Q19) (b) $ 106,693 $ 28,477 $ (317) $ 134,853 Operating Asset Performance - 2020 & Future Annualized 4Q20 in-place NOI $ 39,867 $ 122,777 $ 32,968 $ 195,612 Est. stabilized NOI (future) (c) $ 59,047 $ 204,539 $ 53,765 $ 317,351 Wtd. avg. time to stab. (yrs.) — 3.3 3.0 —

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i (a) Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	3,373,048	—	—	532,428	1,391,123	5,296,599	—	—	—	—
Retail Sq. Ft. (b)	375,551	—	67,947	801,031	130,816	1,375,345	1,031,983	13,000	264,473	1,309,456
Multifamily units	1,389	—	—	391	817	2,597	—	21	—	21
Hotel Rooms	909	—	—	—	—	909	—	—	—	—
Self-Storage Units	1,356	—	—	—	—	1,356	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	595,618	—	—	—	319,002	914,620	—	146,935	1,492,940	1,639,875
Retail Sq.Ft.	84,425	—	—	—	67,383	151,808	—	252,895	—	252,895
Multifamily units	549	—	312	—	382	1,243	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	—	—	—	—	—	—	—	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	48,357	53,000	—	101,357
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Multifamily units	360	—	358	—	—	718	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (c)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	2,697	n.a.	n.a.	2,697
Current Residents (c)	119,000	750	15,500	116,000	112,000	363,250	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	27 ac.	1,292 ac.	2,770 ac.	2,864 ac.	n/a	6,953 ac.	242	n.a.	n.a.	242
Estimated price per acre (d)	$ 1,402	$ 286	$ 451	$ 743	n/a	$ —	n.a.	n.a.	n.a.	$ —
Commercial Land										
Total acreage remaining	721 ac.	175 ac.	1,375 ac.	831 ac.	96 ac.	3,198 ac.	n.a.	n.a.	n.a.	—
Estimated price per acre (d)	$ 987	$ 515	$ 615	$ 1,012	$ 580	$ —	n.a.	n.a.	n.a.	$ —

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Excludes Victoria Place as construction has not yet commenced.
(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 41,606 Sq. Ft of additional office space above our retail space.
(c) Acreage shown as of December 31, 2020; current residents shown as of December 31, 2020.
(d) Residential and commercial pricing represents the Company's estimate of price per acre per its 2021 land models.

Howard Hughes
HowardHughes.com 281.719.6100 19

HowardHughes.com 281.719.6100 20 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2021 $ 5,206 2.51% $ 13.47 $ 4,429 6.00% $ 23.42 2022 18,472 8.92% 11.74 4,800 6.50% 36.46 2023 12,306 5.94% 21.83 4,947 6.70% 41.69 2024 19,151 9.24% 29.72 6,672 9.04% 44.22 2025 17,678 8.53% 21.15 20,828 28.22% 47.57 2026 9,224 4.45% 38.85 5,678 7.69% 41.17 2027 20,931 10.10% 36.01 5,121 6.94% 57.04 2028 10,535 5.08% 40.20 4,029 5.46% 39.78 2029 8,495 4.10% 17.09 3,994 5.41% 39.63 2030 16,879 8.15% 44.04 2,310 3.13% 45.23 Thereafter 68,317 32.98% 45.62 11,006 14.91% 37.30 Total $ 207,194 100.00% $ 73,814 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Lease ExpirationsLease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2020 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2021 Retail 2021 Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031+ Retail 2031+ 0% 6% 12% 18% 24% 30%

Acquisition / Disposition Activity

thousands except rentable Sq. Ft. / Units / Acres

Q4 2020 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price

No acquisition activity in Q4 2020

Q4 2020 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price
12/18/2020	Circle T Ranch and Power	50%	Dallas/Ft Worth, TX	N/A	$13.0 million
11/20/2020	Elk Grove	100%	Elk Grove, CA	6,400	$24.6 million

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HowardHughes.com 281.719.6100 21

Master Planned Community Land

$ in thousands	The Woodlands Q4 2020	The Woodlands Q4 2019	The Woodlands Hills Q4 2020	The Woodlands Hills Q4 2019	Bridgeland Q4 2020	Bridgeland Q4 2019	Summerlin Q4 2020	Summerlin Q4 2019	Columbia Q4 2020	Columbia Q4 2019	Total Q4 2020	Total Q4 2019
Revenues:												
Residential land sale revenues	$2,569	$11,427	$5,769	$2,539	$22,708	$15,512	$65,946	$123,621	$ —	$ —	$ 96,992	$ 153,099
Commercial land sale revenues	—	—	—	—	—	46	—	—	—	—	—	46
Builder price participation	24	52	92	18	599	264	10,420	11,123	—	—	11,135	11,457
Other land sale revenues	45	2,534	—	—	45	43	4,219	3,560	—	—	4,309	6,137
Total revenues	**2,638**	**14,013**	**5,861**	**2,557**	**23,352**	**15,865**	**80,585**	**138,304**	**—**	**—**	**112,436**	**170,739**
Expenses:												
Cost of sales - residential land	(1,467)	(5,085)	(2,192)	(955)	(7,403)	(5,181)	(31,883)	(52,492)	—	—	(42,945)	(63,713)
Cost of sales - commercial land	—	—	—	—	—	(12)	—	—	—	—	—	(12)
Real estate taxes	(439)	85	157	36	(124)	(636)	(429)	(887)	(145)	(144)	(980)	(1,546)
Land sales operations	(1,437)	(4,084)	(828)	(749)	(920)	(1,357)	(2,652)	(2,166)	(84)	(169)	(5,921)	(8,525)
Depreciation and amortization	(34)	(34)	—	—	(33)	(34)	(25)	(22)	—	—	(92)	(90)
Total operating expenses	**(3,377)**	**(9,118)**	**(2,863)**	**(1,668)**	**(8,480)**	**(7,220)**	**(34,989)**	**(55,567)**	**(229)**	**(313)**	**(49,938)**	**(73,886)**
Net interest capitalized (expense)	(459)	(1,569)	277	261	4,700	3,791	6,036	5,160	—	—	10,554	7,643
Equity in earnings from real estate affiliates	—	—	—	—	—	—	13,442	9,477	—	—	13,442	9,477
EBT	**$(1,198)**	**$3,326**	**$3,275**	**$1,150**	**$19,572**	**$12,436**	**$65,074**	**$97,374**	**$ (229)**	**$ (313)**	**$ 86,494**	**$ 113,973**
Key Performance Metrics:												
Residential												
Total acres closed in current period	4.1 ac.	11.6 ac.	17.6 ac.	9.5 ac.	51.4 ac.	35.7 ac.	86.5 ac.	177.0 ac.	—	—		
Price per acre achieved (a)	$ 627	$ 985	$ 328	$ 267	$ 442	$ 435	$ 762	$ 639	NM	NM		
Avg. gross margins	42.9 %	55.5 %	62.0 %	62.4 %	67.4 %	66.6 %	51.7 %	57.5 %	NM	NM		
Commercial												
Total acres closed in current period	—	—	—	—	—	—	—	— ac.	—	—		
Price per acre achieved	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM		
Avg. gross margins	NM	NM	NM	NM	NM	74.4 %	NM	NM	NM	NM		
Avg. combined before-tax net margins	42.9 %	55.5 %	62.0 %	62.4 %	67.4 %	66.6 %	51.7 %	57.5 %	NM	NM		

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Columbia
Remaining saleable acres					
Residential	27 ac.	1,292 ac.	2,770 ac.	2,864 ac.	—
Commercial (b)	721 ac.	175 ac.	1,375 ac.	831 ac.	96 ac.
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	87% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	34% / 0.80 ac	85% / 0.22 ac	82% / 0.22 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	66% / 0.12 ac	15% / 0.13 ac	17% / 0.11 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 0.63 ac	13% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (c)	14	26	101	116	NM
Projected GAAP gross margin (d)	76.2% / 75.6%	60.0% / 62.4%	73.1% / 67.4%	52.8% / 53.7%	NM
Projected cash gross margin (d)	96.8%	86.1%	86.8%	74.6%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2023	2030	2035	2039	—
Commercial	2034	2030	2045	2039	2023

(a) The price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales, impacting results. The price per acre achieved for The Woodlands residential lots is mostly attributable to the mix of lots sold, positively impacting results.
(b) Columbia Commercial excludes 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(c) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2020.
(d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.
NM Not meaningful.

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HowardHughes.com 281.719.6100 22

Ward Village Condominiums

As of December 31, 2020

	Waiea (a)	Anaha (a)	Ae'o	Ke Kilohana (b)	'A'ali'i	Kō'ula	Total (c)
Key Metrics ($ in thousands)							
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	
Number of units	177	317	465	423	750	565	2,697
Avg. unit Sq. Ft.	2,138	1,417	838	696	520	725	857
Condo Sq. Ft.	378,488	449,205	389,663	294,273	390,097	409,612	2,311,338
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,570	36,787	171,307
Stabilized retail NOI	$ 453	$ 1,152	$ 1,557	$ 1,081	$ 637	$ 1,281	$ 6,161
Stabilization year	2017	2020	2019	2020	2022	2023	
Development progress ($ in millions)							
Status	Opened	Opened	Opened	Opened	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2014	Q1 2016	Q4 2016	Q4 2018	Q3 2019	
Completion / Est. Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	Q4 2021	2022	
Total development cost (d)	$ 566,256	$ 402,797	$ —	$ 217,483	$ 411,900	$ 487,039	$ 2,085,475
Cost-to-date (d)	431,836	400,182	—	215,811	268,117	117,698	1,433,644
Remaining to be funded	$ 134,420	$ 2,615	$ —	$ 1,672	$ 143,783	$ 369,341	$ 651,831
Financial Summary ($ in thousands except per Sq. Ft.)							
Units closed (through Q4 2020)	170	315	465	423	—	—	1,373
Units under contract (through Q4 2020)	2	1	—	—	640	439	1,082
Units remaining to be sold (through Q4 2020)	5	1	—	—	110	126	242
Total % of units closed or under contract	97.2 %	99.7 %	100.0 %	100.0 %	85.3 %	77.7 %	91.0 %
Units closed (current quarter)	—	—	—	—	—	—	—
Units under contract (current quarter)	—	—	—	—	5	4	9
Square footage closed or under contract (total)	360,161	443,386	389,663	294,273	314,711	327,906	2,130,100
Total % square footage closed or under contract	95.2 %	98.7 %	100.0 %	100.0 %	80.7 %	80.1 %	92.2 %
Target condo profit margin at completion (excl. land cost)							~30%
Total cash received (closings & deposits)	$ 656,365	$ 493,109	$ 512,638	$ 217,797	$ 83,322	$ 104,266	$ 2,067,497
Total GAAP revenue recognized							$ 1,878,248
Expected avg. price per Sq. Ft.	$1,900 - 1,950	$1,100 - 1,150	$1,300 - 1,350	$700 - 750	$1,300 - 1,350	$1,500 - 1,550	$1,300 - 1,325
Expected construction costs per retail Sq. Ft.							$~1,100
Deposit Reconciliation (in thousands)							
Spent towards construction	$ —	$ —	$ —	$ —	$ 82,527	$ 41,337	$ 123,864
Held for future use (e)	—	—	—	—	795	62,929	63,724
Total deposits from sales commitment	$ —	$ —	$ —	$ —	$ 83,322	$ 104,266	$ 187,588

(a) Subsequent to year end, we closed on 4 units at Waiea and 1 unit at Anaha.
(b) Ke Kilohana consists of 375 workforce units and 48 market rate units.
(c) Excludes Victoria Place as construction has not commenced.
(d) Development costs and cost-to-date are included only if the project has more than $1.0 million of estimated costs remaining to be incurred.
(e) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes

HowardHughes.com 281.719.6100 23

HowardHughes.com 281.719.6100 24 Other Assets Property Name City, State % Own Acres Notes Landmark Mall Alexandria, VA 100% 33 Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million. Monarch City Allen, TX 100% 230 Located north of Downtown Dallas, this 230-acre mixed-use development received unanimous zoning approval June 26, 2019. Century Park Houston, TX 100% 63 In conjunction with the acquisition of the Occidental Towers in The Woodlands in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX. Maui Ranch Land Maui, HI 100% 20 Two, non-adjacent, ten-acre parcels zoned for native vegetation. 80% Interest in Fashion Show Air Rights Las Vegas, NV 80 % N/A Air rights above the Fashion Show Mall located on the Las Vegas Strip. 250 Water Street New York, NY 100% 1 The one-acre site is situated at the entrance of the Seaport District. In October 2020, the Company announced it's comprehensive proposal for this site, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable housing, condominium units, community-oriented spaces and office space. While the Company moves forward in the planning stages for this strategic site, it will continue to be used as a parking lot. Other/Non-core Assets

Debt Summary

thousands	December 31, 2020	December 31, 2019
Fixed-rate debt:		
Unsecured 5.375% Senior Notes due 2025	$ 1,000,000	$ 1,000,000
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ —
Secured mortgages, notes and loans payable	590,517	884,935
Special Improvement District bonds	34,305	23,725
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,725,461	2,199,241
Condominium financing (a) (c)	219,883	30,717
Mortgages, notes and loans payable	4,320,166	4,138,618
Unamortized bond issuance costs	(4,355)	(5,249)
Deferred financing costs	(28,442)	(36,899)
Total mortgages, notes and loans payable, net	$ 4,287,369	$ 4,096,470

Net Debt on a Segment Basis, at share as of December 31, 2020 (b)

thousands	Operating Assets	Master Planned Communities	Seaport District	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net (a) (c)	$ 2,039,359	$ 179,982	$ 99,074	$ 236,038	$ 2,554,453	$ 1,732,916	$ 4,287,369
Mortgages, notes and loans payable of real estate and other affiliates (d)	$ 268,724	$ 5,808	$ —	$ —	$ 274,532	$ —	$ 274,532
Less:							
Cash and cash equivalents	(86,171)	(109,478)	(8,517)	(1,289)	(205,455)	(809,231)	(1,014,686)
Cash and cash equivalents of real estate and other affiliates (d)	(4,621)	(101,584)	(56)	(343)	(106,604)	—	(106,604)
Special Improvement District receivables	—	(54,770)	—	—	(54,770)	—	(54,770)
Municipal Utility District receivables, net	—	(314,394)	—	—	(314,394)	—	(314,394)
TIF receivable	—	—	—	(893)	(893)	—	(893)
Net Debt	**$ 2,217,291**	**$ (394,436)**	**$ 90,501**	**$ 233,513**	**$ 2,146,869**	**$ 923,685**	**$ 3,070,554**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of December 31, 2020 (e)

thousands	2021	2022	2023	2024	2025	Thereafter	Total
Mortgages, notes and loans payable	$ 321,712	$ 77,689	$ 1,091,049	$ 430,490	$ 1,136,625	$ 1,262,601	$ 4,320,166
Interest payments	182,862	176,740	163,137	127,829	74,650	230,763	955,981
Ground lease and other leasing commitments	3,951	4,325	4,371	4,419	4,468	249,941	271,475
Total consolidated debt maturities and contractual obligations	**$ 508,525**	**$ 258,754**	**$ 1,258,557**	**$ 562,738**	**$ 1,215,743**	**$ 1,743,305**	**$ 5,547,622**

(a) As of December 31, 2020, $649.9 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. As of December 31, 2019, $630.1 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt and an additional $184.3 million of variable-rate debt was subject to interest rate collars. As of both December 31, 2020, and December 31, 2019, $75.0 million of variable-rate debt was capped at a maximum interest rate as of December 31, 2020 and December 31, 2019.

(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(c) As of December 31, 2020, $219.9 million of the Mortgages, notes and loans payable, net related to financing for the condominium towers at Ward Village in the Strategic Developments segment.

(d) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.

(e) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

Howard Hughes HowardHughes.com 281.719.6100 25

Property-Level Debt

$ in thousands

Asset	Q4 2020 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets						
1201 Lake Robbins	$ 273,070	L+235	Floating	2.49 %		Dec-20 / Jun-21
The Woodlands Warehouse	7,230	L+235	Floating	2.49 %		Dec-20 / Jun-21
Outlet Collection at Riverwalk	28,679	L+250	Floating	3.50 %		Oct-21
20/25 Waterway Avenue	12,855	0.0479	Fixed	4.79 %		May-22
Millennium Waterway Apartments	51,946	0.0375	Fixed	3.75 %		Jun-22
Lake Woodlands Crossing Retail	12,329	L+180	Floating	1.94 %		Jan-23
Lakeside Row	31,566	L+225	Floating	2.39 %		Jul-22 / Jul-23
Senior Secured Credit Facility	615,000	4.61 %	Floating/Swap	4.61 %	(b) (c)	Sep-23
Two Lakes Edge	66,198	L+215	Floating	2.40 %		Oct-22 / Oct-23
The Woodlands Resort & Conference Center	62,500	L+250	Floating	3.00 %		Dec-21 / Dec-23
9303 New Trails	10,763	0.0488	Fixed	4.88 %		Dec-23
4 Waterway Square	31,519	0.0488	Fixed	4.88 %		Dec-23
Creekside Park West	14,719	L+225	Floating	2.39 %		Mar-23 / Mar-24
The Lane at Waterway	22,167	L+175	Floating	1.89 %	(d)	Aug-23 / Aug-24
6100 Merriweather	62,040	L+275	Floating	2.89 %		Sep-22 / Sep-24
Juniper Apartments	65,808	L+275	Floating	2.89 %		Sep-22 / Sep-24
Tanager Apartments	39,744	L+225	Floating	2.50 %		Oct-21 / Oct-24
9950 Woodloch Forest Drive	71,106	L+195	Floating	2.09 %		Mar-25
Ae'o Retail	30,532	L+265	Floating	2.90 %		Oct-25
Ke Kilohana Retail	9,327	L+265	Floating	2.90 %		Oct-25
3831 Technology Forest Drive	20,686	0.045	Fixed	4.50 %		Mar-26
Kewalo Basin Harbor	11,562	L+275	Floating	2.89 %		Sep-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square	46,224	3.94 %	Fixed	3.94 %		Aug-28
One Lakes Edge	69,440	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat	37,093	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed	3.52 %		Oct-29
One Hughes Landing	50,815	4.30 %	Fixed	4.30 %		Dec-29
Two Hughes Landing	48,000	4.20 %	Fixed	4.20 %		Dec-30
8770 New Trails	35,417	4.89 %	Floating/Swap	4.89 %	(e)	Jun-21 / Jan-32
Constellation Apartments	24,200	4.07 %	Fixed	4.07 %		Jan-33
Hughes Landing Retail	34,328	3.50 %	Fixed	3.50 %		Dec-36
Columbia Regional Building	24,244	4.48 %	Fixed	4.48 %		Feb-37
Las Vegas Ballpark	48,173	4.92 %	Fixed	4.92 %		Dec-39
	$ 2,049,510					

Howard Hughes.
HowardHughes.com 281.719.6100 26

Property-Level Debt (con't)

$ in thousands

Asset	Q4 2020 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities						
The Woodlands Master Credit Facility	$ 75,000	L+250	Floating/Cap	2.64 %	(f)	Oct-22 / Oct-24
Bridgeland Credit Facility	75,000	L+250	Floating/Cap	2.64 %	(f)	Oct-22 / Oct-24
	$ 150,000					
Seaport District						
250 Water Street	$ 100,000	L+350	Floating	3.64 %		Nov-22 / Nov-23
	$ 100,000					
Strategic Developments						
ʻAʻaliʻi	$ 154,601	L+310	Floating	4.10 %		Jun-22 / Jun-23
Kōʻula	65,282	L+300	Floating	3.14 %		Mar-23 / Mar-24
Creekside Park The Grove	16,468	L+175	Floating	1.89 %	(g)	Jan-24 / Jan -25
	$ 236,351					
Total (h)	$ 2,535,861					

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) Millenium Phase III Apartments was renamed The Lane at Waterway.
(e) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails on June 27, 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The Loan will bear interest at one-month LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(f) Balance includes $50 million drawn on the revolver portion of the The Woodlands and Bridgeland Credit Facility.
(g) Creekside Park Apartments Phase II was renamed to Creekside Park The Grove.
(h) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin MPC and retail.

Howard Hughes. HowardHughes.com 281.719.6100 27

HowardHughes.com 281.719.6100 28 Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Year Ended Year Ending December 31, Ground Leased Asset Share Expiration Date December 31, 2020 December 31, 2020 2021 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 425 $ 1,767 $ 1,708 $ 40,448 $ 42,156 Seaport 100% 2031 (b) 555 2,199 2,243 218,776 221,019 Kewalo Basin Harbor 100% 2049 300 300 — 8,300 8,300 $ 1,280 $ 4,266 $ 3,951 $ 267,524 $ 271,475 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. Summary of Ground Leases

HowardHughes.com 281.719.6100 29 thousands Liability as of (Benefit) Expense Liability as of Restructuring Expenses September 30, 2020 Settled in Q4 2020 Recorded in Q4 2020 December 31, 2020 Estimated Expenses Employee relocation $ 728 $ (1,020) $ 592 $ 300 Total Restructuring Liability (a) $ 728 $ (1,020) $ 592 $ 300 Summary of Restructuring Expenses (a) Does not include additional estimated $0.2 million - $0.5 million remaining restructuring expenses expected to be incurred in 2021.

Impact of COVID-19

thousands	Q4 2020	
Bad Debt Breakout	**OPR**	**SEA**
Bad Debt Type		
Billed Rent Deferred Uncollectible - Operating Tenants	$ 4,783	$ 773
Billed Rent Deferred Uncollectible - Tenants Declared Bankruptcy	1,306	—
Cash Impact	6,089	773
Previous Accounts Receivable Balance Now Deemed Uncollectible, net of Recovery of Previous Bad Debt	(3,413)	(156)
Straight-Line Rent Reserve	1,195	33
Total Bad Debt Expense	$ 3,871	$ 650

thousands	Q4 2020	
Revenue Breakdown	**OPR**	**SEA**
Billed Rent	$ 90,306	$ 4,857
Billed Rent Deemed Uncollectible	(6,089)	(773)
Previous Billed Rent Deemed Uncollectible, net of Previous Reserves Collected in 4th Quarter	3,413	156
Other Revenues	4,226	3,404
Total Revenues	$ 91,856	$ 7,644
Total Revenues	$ 91,856	$ 7,644
Previous Billed Rent Deemed Uncollectible, net of Previous Reserves Collected in 4th Quarter	(3,413)	(156)
Other Revenues	(4,226)	(3,404)
Net Recurring Revenue	$ 84,217	$ 4,084

thousands except percentages		
Billed Rent Comparison	OPR	SEA
Q1 2020 Billed Rent	$ 96,176	$ 4,951
Difference from Q1 2020 to Q4 2020 in Billed Rent	(6.1)%	(1.9)%
Q1 2020 Net Recurring Revenues	$ 89,610	$ 4,676
Difference from Q1 2020 to Q4 2020 in Net Recurring Revenues	(6.0)%	(12.7)%

Howard Hughes. HowardHughes.com 281.719.6100 30

HowardHughes.com 281.719.6100 31 Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of December 31, 2020, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI and Stabilization Date in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Projected Stabilized Dates are adjusted when the asset is believed to reach its Stabilized NOI prior to or later than originally assumed. DefinitionsDefinitions

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

thousands	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	FY 2020	FY 2019
Total Operating Assets segment EBT (a)	$ (32,294)	$ (28,831)	$ (17,342)	$ (7,544)	$ (3,507)	$ (86,011)	$ 34,632
Add back:							
Depreciation and amortization	46,845	41,395	36,995	37,089	30,609	162,324	115,499
Interest (income) expense, net	21,070	21,045	23,103	26,193	20,334	91,411	81,029
Equity in (earnings) losses from real estate and other affiliates	13,197	(962)	(475)	(4,394)	(477)	7,366	(3,672)
(Gain) loss on sale or disposal of real estate and other assets, net	—	(108)	—	(38,124)	—	(38,232)	—
(Gain) loss on extinguishment of debt	—	1,521	—	—	—	1,521	—
Selling profit from sales-type leases	—	—	—	—	—	—	(13,537)
Provision for impairment	—	—	—	48,738	—	48,738	—
Impact of straight-line rent	(3,045)	1,766	(3,248)	(3,103)	(1,096)	(7,630)	(9,007)
Other	(24)	69	(119)	173	412	99	671
Total Operating Assets NOI - Consolidated	**45,749**	**35,895**	**38,914**	**59,028**	**46,275**	**179,586**	**205,615**
Redevelopments							
110 North Wacker	—	(11)	10	1	1	—	5
Total Operating Asset Redevelopments NOI	**—**	**(11)**	**10**	**1**	1	**—**	**5**
Dispositions							
100 Fellowship Drive	1	38	73	(1,123)	(1,051)	(1,011)	(2,214)
Total Operating Asset Dispositions NOI	**1**	**38**	**73**	**(1,123)**	(1,051)	**(1,011)**	**(2,214)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**45,750**	**35,922**	**38,997**	**57,906**	**45,225**	**178,575**	**203,406**
Company's Share NOI - Equity Investees (b)	**1,362**	**2,315**	**1,836**	**2,237**	**2,123**	**7,750**	**7,318**
Distributions from Summerlin Hospital Investment	—	—	—	**3,724**	—	**3,724**	**3,625**
Total Operating Assets NOI	**$ 47,112**	**$ 38,237**	**$ 40,833**	**$ 63,867**	**$ 47,348**	**$ 190,049**	**$ 214,349**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 18% and does not include the impact of the partnership distribution waterfall.

Howard Hughes.
HowardHughes.com 281.719.6100 32

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport District segment EBT to Total NOI:

thousands	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	FY 2020	FY 2019
Total Seaport District segment EBT (a)	$ (11,730)	$ (27,646)	$ (24,636)	$ (35,956)	$ (12,464)	$ (99,968)	$ (59,242)
Add back:							
Depreciation and amortization	6,777	7,174	6,776	20,875	6,668	41,602	26,381
Interest (income) expense, net	22	2,811	4,626	5,053	4,425	12,512	12,865
Equity in (earnings) losses from real estate and other affiliates	328	288	6,633	2,043	804	9,292	2,592
(Gain) loss on sale or disposal of real estate and other assets, net	—	—	—	—	—	—	6
(Gain) loss on extinguishment of debt	3	11,645	—	—	(4,851)	11,648	(4,851)
Impact of straight-line rent	441	1,027	1,208	125	(24)	2,801	1,634
Other (income) loss, net (a)	1,114	(1,398)	1,953	3,970	190	5,639	5,595
Total Seaport District NOI - Consolidated	**(3,045)**	**(6,099)**	**(3,440)**	**(3,890)**	**(5,252)**	**(16,474)**	**(15,020)**
Company's Share NOI - Equity Investees	**(124)**	**(106)**	**(305)**	**(376)**	**(325)**	**(911)**	**(710)**
Total Seaport District NOI	**$ (3,169)**	**$ (6,205)**	**$ (3,745)**	**$ (4,266)**	**$ (5,577)**	**$ (17,385)**	**$ (15,730)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020, and income related to inventory liquidation sales in the third quarter of 2020.

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Reconciliation of Non-GAAP Measures (con't)

thousands	Three Months Ended December 31,		Year Ended December 31,	
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	2020	2019	2020	2019
Total residential land sales closed in period	$ 97,947	$ 142,537	$ 215,872	$ 325,872
Total commercial land sales closed in period	—	—	2,164	—
Net recognized (deferred) revenue:				
Bridgeland	—	47	(305)	81
Summerlin	(8,146)	(12,521)	5,019	(19,290)
Total net recognized (deferred) revenue	(8,146)	(12,474)	4,714	(19,209)
Special Improvement District bond revenue	7,191	23,082	10,294	23,483
Total land sales revenue - GAAP basis	$ 96,992	$ 153,145	$ 233,044	$ 330,146

thousands	Three Months Ended December 31,		Year Ended December 31,	
Reconciliation of MPC Segment EBT to MPC Net Contribution	2020	2019	2020	2019
MPC segment EBT	$ 86,495	$ 113,973	$ 209,423	$ 263,841
Plus:				
Cost of sales - land	42,945	63,724	101,505	141,852
Depreciation and amortization	92	90	365	424
MUD and SID bonds collections, net	45,289	12,967	51,247	24,047
Distributions from real estate and other affiliates	2,469	11,990	6,000	16,051
Less:				
MPC development expenditures	(68,849)	(58,414)	(229,065)	(238,951)
MPC land acquisitions	—	—	—	(752)
Equity in (earnings) losses in real estate and other affiliates	(13,442)	(9,477)	(17,845)	(28,336)
MPC Net Contribution	$ 94,999	$ 134,853	$ 121,630	$ 178,176

thousands	Three Months Ended December 31,		Year Ended December 31,	
Reconciliation of Segment EBTs to Net Income	2020	2019	2020	2019
Operating Assets segment EBT	$ (32,294)	$ (3,507)	$ (86,011)	$ 34,632
MPC segment EBT	86,495	113,973	209,423	263,841
Seaport District segment EBT	(11,730)	(12,464)	(99,968)	(59,242)
Strategic Developments segment EBT	9,143	1,164	177,801	101,111
Corporate income, expenses and other items	(51,154)	(95,129)	(192,765)	(236,802)
Income (loss) before taxes	460	4,037	8,480	103,540
(Provision) benefit for income taxes	(8,450)	(5,038)	(11,653)	(29,245)
Net income (loss)	(7,990)	(1,001)	(3,173)	74,295
Net (income) loss attributable to noncontrolling interests	1,344	(99)	(22,981)	(339)
Net income (loss) attributable to common stockholders	$ (6,646)	$ (1,100)	$ (26,154)	$ 73,956

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